Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated September 28, 2007, relating to the financial statements and financial highlights which appear in the July 31, 2007 Annual Reports to Shareholders of the Fifth Third Funds, which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers, LLP

Kansas City, MO
August 29, 2008